Exhibit 21.1

SUBSIDIARIES OF INVESTORS REAL ESTATE TRUST

Name of Subsidiary	State of Incorporation or Organization

DRF Omaha/NOH, LLC	Minnesota
EVI Billings, LLC	North Dakota
EVI Grand Cities, LLC	North Dakota
EVI Sioux Falls, LLC	North Dakota
Health Investors Business Trust	Delaware
IRET-3900 Urbandale, LLC	Delaware
IRET - 6405 France Medical, LLC	North Dakota
IRET-71 France, LLC	North Dakota
IRET - Ashland Apartments, LLC	Delaware
IRET - BD, LLC	Minnesota
IRET - Billings 2300 CBR, LLC	North Dakota
IRET - Canyon Lake, LLC	North Dakota
IRET - Cardinal Point, LLC	North Dakota
IRET - Chateau Apartments, LLC	North Dakota
IRET - Cimarron Hills, LLC	North Dakota
IRET - Colony Apartments (NE), LLC	Delaware
IRET Corporate Plaza, LLC	North Dakota
IRET-Cottage Gables, LLC	North Dakota
IRET - Country Meadows 2, LLC	North Dakota
IRET-Cypress Court Apartments, LLC	North Dakota
IRET - Forest Park, LLC	Delaware
IRET - Grand Gateway Apartments, LLC	Delaware
IRET - Homestead Gardens I, LLC	Delaware
IRET - Homestead Gardens II, LLC	Delaware
IRET, Inc.	North Dakota
IRET - Jamestown Medical Building, LLC	North Dakota
IRET - Kirkwood Apartments, LLC	North Dakota
IRET - Lakeside Apartments (NE), LLC	Delaware
IRET - LEXCOM, LLC	North Dakota
IRET - Minot Apartments, LLC	North Dakota
IRET - Minot Apartments II, LLC	Delaware
IRET - Minot EV, LLC	North Dakota
IRET - Missoula 3050 CBR, LLC	North Dakota
IRET-MR9, LLC	Delaware
IRET-MR9 Holding, LLC	Delaware
IRET - North Pointe Apartments, LLC	North Dakota
IRET - Olympic Village (MT), LLC	North Dakota
IRET - Park Meadows, LLC	Delaware
IRET Properties, a North Dakota Limited Partnership	North Dakota
IRET-QR, LLC	Delaware
IRET-Quarry Ridge, LLC	Delaware
IRET-RED 20, LLC	North Dakota
IRET-Ridge Oaks, LLC	Iowa
IRET - Rimrock, LLC	North Dakota
IRET - River Ridge Apartments, LLC	North Dakota
IRET - Rochester Crown Apartments, LLC	North Dakota
IRET - Rocky Meadows, LLC	North Dakota
IRET - SH1, LLC	North Dakota
IRET - Silver Spring, LLC	Delaware
IRET - Southbrook & Mariposa, LLC	North Dakota
IRET - Sunset Trail, LLC	Delaware
IRET - Thomasbrook Apartments, LLC	North Dakota
IRET - Valley Park Manor, LLC	North Dakota
IRET - Villa West Apartments, LLC	North Dakota
IRET - Westwood Park, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware
IRET-Williston Garden Apartments, LLC	North Dakota
IRET - WRH1, LLC	North Dakota
LSREF Golden Property 14 (WY), LLC	Delaware
Mendota Office Holdings LLC	Minnesota
Mendota Office Three & Four LLC	Minnesota

continued

Name of Subsidiary	State of Incorporation or Organization

Mendota Properties LLC	Minnesota
Minnesota Medical Investors LLC	Delaware
SMB Operating Company LLC	Delaware
WRH Holding, LLC	North Dakota